UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2012

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

Offering of Senior Notes

On August 9, 2012, PHH Corporation (“PHH,” the “Company,” “we” or “our”) issued a press release announcing its intention to offer $250 million aggregate principal amount of senior notes due 2019 (the “Offering”), subject to market and other conditions. A copy of the press release announcing the proposed Offering is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Tender Offer and Consent Solicitation

On August 9, 2012, PHH also announced the commencement of a cash tender offer (the “Tender Offer”) for any and all of its outstanding 7.125% Notes due 2013 (CUSIP No. 693320AF0) (the “Notes”). As part of the Tender Offer, the Company is soliciting consents (the “Consent Solicitation”) from the holders of the Notes for certain proposed amendments that would eliminate substantially all of the restrictive covenants and eliminate or modify certain other provisions contained in the indenture governing the Notes. In addition, the Company may elect to redeem any Notes that remain outstanding following the Tender Offer and may deliver such notice of redemption as early as the initial settlement date.

A copy of the press release announcing the Tender Offer and Consent Solicitation, and which describes the Tender Offer and Consent Solicitation in greater detail, is hereby incorporated by reference and attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release announcing the proposed Offering, dated August 9, 2012.

99.2	Press Release announcing the Tender Offer and Consent Solicitation, dated August 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ William F. Brown
Name:	William F. Brown
Title:	Senior Vice President, General
Counsel and Secretary

Dated: August 9, 2012

Index to Exhibits

Exhibit Number	Description
99.1	Press Release announcing the proposed Offering, dated August 9, 2012.

99.2	Press Release announcing the Tender Offer and Consent Solicitation, dated August 9, 2012.